FOR IMMEDIATE RELEASE

For:	Evans Bancorp, Inc. 14-16 North Main Street Angola, New York 14006	Contact: Mark DeBacker, Treasurer Phone: (716) 926-2000 Fax: (716) 926-2005

EVANS BANCORP ENTERS INTO EQUIPMENT LEASING BUSINESS

EVANS NATIONAL BANK ACQUIRES M&C LEASING CO, INC.

Angola, N.Y. – December 31, 2004 - Evans Bancorp, Inc. (Nasdaq: EVBN) (the “Company”) announced that Evans National Bank, together with its newly formed wholly-owned subsidiary Evans National Leasing, Inc., entered into a definitive asset purchase agreement with M&C Leasing Co., Inc., a general business equipment leasing company located in West Seneca, New York. Pursuant to the asset purchase agreement, Evans National Leasing, Inc. acquired substantially all of the business, assets and property of M&C Leasing for a purchase price consisting of cash and debt repayment, plus earnout payments tied to future performance targets. The acquisition was entered into and closed simultaneously on December 31, 2004. In 2003, M&C Leasing Co., Inc., reported total revenue of $1.5 million and earnings before income taxes of approximately $0.4 million.

“The acquisition of M&C Leasing adds a strategic business unit to our Company that we feel well complements our core banking business and growth strategy,” said James Tilley, president and CEO of Evans Bancorp, Inc. “M&C Leasing is a good cultural fit with our Company which is a key to our overall successful merger and acquisition integration strategy, evidenced most recently by the acquisition of the Ulrich & Company insurance agency in Lockport, New York this past October.”

In addition to their four staff, M&C Leasing Co., Inc. president, John Gallo and vice president, Brian Gallo will assume similar roles with Evans National Leasing, Inc.

William R. Glass, chief executive officer of Evans National Leasing, Inc. stated, “We are excited about the addition of M&C Leasing to the Evans Bancorp family. This transaction significantly expands our product offering in New York State and beyond, as M&C Leasing has experience in conducting leasing activities throughout the continental United States.”

Evans Bancorp, Inc. is a financial holding company and is the parent of Evans National Bank, a commercial bank with nine branches located in Western New York, which had approximately $429.4 million in assets and approximately $333.0 million in deposits at September 30, 2004. ENB Insurance Agency, Inc., a retail property and casualty insurance agency with eleven offices in Western New York, is an indirectly, wholly-owned subsidiary of Evans Bancorp Inc. Evans National Bank owns 100% of the capital stock of ENB Associates, Inc. which provides non-deposit investment products. Evans Bancorp, Inc. common stock is listed on the Nasdaq National Market under the symbol EVBN.

This press release may include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include, among others, the following possibilities: (1) competitive pressures among financial services companies; (2) general economic conditions; (3) changes in legislation or regulatory requirements; (4) difficulties in achieving operating efficiencies; and (5) difficulties in integrating M&C Leasing Co., Inc.’s business. Additional information on factors that could affect the Company’s business and results is discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events or otherwise.